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                                                                    EXHIBIT 23.1

The Board of Directors
First Charter Corporation:

     We consent to the use of our report dated January 13, 1997, included in First Charter Corporation's Form 10-K for the year ended December 31, 1996 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus for the acquisition of Carolina State Bank.

                                         /s/ KPMG PEAT MARWICK LLP


Charlotte, North Carolina
October 24, 1997